UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2020

Infrastructure and Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	IEA	The NASDAQ Stock Market LLC
Warrants for Common Stock	IEAWW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2020, Infrastructure and Energy Alternatives, Inc. (the “Company”) entered into a Second Amendment to the Equity Commitment Agreement (the “Amendment”), dated as of July 22, 2020, by and among the Company, Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P., Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., and OT POF IEA Preferred B Aggregator, L.P.

The Amendment amends the Equity Commitment Agreement, dated as of October 29, 2019, as amended by that certain Amendment to the Equity Commitment Agreement, dated May 6, 2020 (as amended, the “Equity Commitment Agreement”) to terminate Section 9.18 of the Equity Commitment Agreement effective as of July 14, 2020 relating to the obligation of the Company to issue to the Backstop Parties (as defined in the Equity Commitment Agreement), and the Backstop Parties to purchase from the Company, additional shares of Series B-3 Preferred Stock, par value $0.0001 per share (the “Series B-3 Preferred Stock”), and warrants pursuant to the 2020 Commitment. In connection with the Amendment, the Company is obligated to pay $525,000 in full satisfaction of the 2019 Commitment Fees and $797,250 in full satisfaction of the 2020 Commitment Fees, as well as reimburse certain expenses in the amount of $343,621. The Amendment was approved by a Special Committee of the Company’s Board of Directors (the “Board”) and, upon recommendation by the Special Committee, by the full Board.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Certain Relationships

Ares (as defined in the Equity Commitment Agreement), either directly or through one or more affiliates, owns Series B-1 Preferred Stock, par value $0.0001 per share (“Series B-1 Preferred Stock”), Series B-2 Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”), Series B-3 Preferred Stock and warrants (“Warrants”) to purchase the Company’s common stock, par value $0.0001 per share (the “Common Stock”), along with rights to designate directors to the Company’s Board under the certificates of designation for the Series B-1 Preferred Stock and Series B-2 Preferred Stock. Oaktree (as defined in the Equity Commitment Agreement), through its affiliated funds, investment vehicles and/or managed accounts, owns all of the Company’s issued and outstanding Series A Preferred Stock, par value $0.0001 per share, as well as Series B-1 Preferred Stock, Series B-3 Preferred Stock, Warrants and Common Stock. Oaktree also has a right to designate a director to the Company’s Board. For additional discussion of security ownership of Ares and Oaktree, and the relationship of the Company with Ares and Oaktree respectively, please see “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management” in the Company’s proxy statement for its 2020 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 10, 2020, as well as any subsequently filed ownership reports under Schedule 13 or Section 16 by Ares or Oaktree.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Second Amendment to the Equity Commitment Agreement, dated as of July 22, 2020, by and among the Company, Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P., Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., and OT POF IEA Preferred B Aggregator, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2020

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

By:	/s/ Gil Melman
Name: Gil Melman
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer